Exhibit 99.1

Two Harbors Investment Corp. Announces Definitive Agreement to

Acquire CYS Investments, Inc.

New York, April 26, 2018 – Two Harbors Investment Corp. (NYSE: TWO) (“Two Harbors”), a leading hybrid mortgage real estate investment trust (“REIT”), and CYS Investments, Inc. (NYSE: CYS) (“CYS”), an Agency mortgage REIT, announced today that they have entered into a definitive merger agreement under which Two Harbors will acquire CYS.

In connection with the merger, CYS stockholders will exchange their shares of CYS common stock for newly issued shares of Two Harbors common stock as well as aggregate cash consideration of $15,000,000. The number of Two Harbors shares issued will be based on an exchange ratio to be determined by dividing 96.75% of CYS’ adjusted book value per share by 94.20% of Two Harbors’ adjusted book value per share. For illustrative purposes, assuming the merger occurs and the exchange ratio was based on March 31, 2018 adjusted book value per share, CYS stockholders would receive $7.79 of combined cash and stock consideration per share of CYS common stock owned, which represents a premium of approximately 17.7% over the CYS closing price per share on April 25, 2018. The actual exchange ratio for the merger will be publicly announced at least five business days prior to the required stockholder votes on the merger.

Two Harbors and CYS will hold a joint conference call at 9:00 A.M. Eastern Time on April 26, 2018 to discuss the merger. To participate in the teleconference, please call toll-free (877) 868-1835, Conference Code 7197703, (or (914) 495-8581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet and review related materials at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link.

Anticipated Benefits to Two Harbors Stockholders from the Merger

•	Additional capital supports continued growth in target assets: A larger capital base will support the continued growth across Two Harbors’ target assets, and positions Two Harbors to take advantage of market opportunities as they arise.

•	Improved cost structure: Expect that the combination of Two Harbors and CYS will create cost efficiencies and decrease Two Harbors’ other operating expense ratio by 30 to 40 basis points. Additionally PRCM Advisers’ agreement to reduce its base management fee on the new CYS equity will further enhance operating cost efficiencies in the year following the close of the transaction.

•	Expect to maintain $0.47 per share quarterly dividend: Following the close of the transaction, Two Harbors anticipates that its current quarterly dividend of $0.47 will be sustainable through 2018, subject to market conditions and the discretion and approval of Two Harbors’ Board of Directors.

•	Enhanced scale and liquidity with potential for premium valuation: With a pro forma equity base of nearly $5.0 billion, Two Harbors stockholders will benefit from the scale, liquidity and capital alternatives of a larger combined company. Additionally, larger capitalized mortgage REITs have historically carried premium valuations.

•	Anticipate improved Agency spreads in 2018: If so, Two Harbors believes this deal will be accretive to earnings and endorses the capital raising attendant to this transaction.

Anticipated Benefits to CYS Stockholders from the Merger

•	Enhanced scale and liquidity: CYS stockholders will benefit from increased operating scale, liquidity and capital alternatives available to a larger combined company.

•	Meaningful premium to CYS stockholders: Based on March 31, 2018 adjusted book values per share, CYS stockholders would receive $7.79 of combined cash and stock consideration per share of CYS common stock, which represents a premium of approximately 17.7% over the CYS closing price per share on April 25, 2018.

•	Benefit from a more diversified business model: Two Harbors’ hybrid business model is positioned to withstand periods of market volatility and is comprised of a mix of asset classes and a platform that is challenging to replicate. Two Harbors’ portfolio includes a Rates strategy comprised of Agency RMBS paired with mortgage servicing rights (“MSR”), and a Credit strategy, comprised primarily of deeply discounted, legacy non-Agency RMBS.

•	Strong stewards of capital: Two Harbors has a history of being strong stewards of its stockholders’ capital. Since 2009, Two Harbors has outperformed its peer group and has grown its book value with less volatility. Additionally, Two Harbors has a stock repurchase program in place to support its stock.

About the Merger

Upon the closing of the merger, CYS stockholders will exchange their shares of CYS common stock for newly issued shares of Two Harbors common stock as well as aggregate cash consideration of $15,000,000, payable to CYS stockholders on a pro rata basis.

The number of Two Harbors shares to be received by CYS stockholders will be based on an exchange ratio to be determined by dividing 96.75% of the CYS adjusted book value per share by 94.20% of the Two Harbors adjusted book value per share. As defined in the Merger Agreement, adjusted book value per share for each company means (i) such company’s total consolidated common stockholders’ equity after giving pro forma effect to any dividends or other distributions for which the record date is after the exchange ratio determination date but prior to the closing of the merger and as modified for potential transaction-related adjustments, divided by (ii) each respective company’s number of shares of common stock issued and outstanding, including shares issuable upon the vesting of restricted stock.

As of March 31, 2018, the adjusted book value per share for Two Harbors and CYS, on a pro forma basis, would have been $15.63 and $7.41, respectively, representing an exchange ratio of 0.4872x, with each share of CYS being exchanged for 0.4872 shares of Two Harbors. For illustrative purposes, under a pro forma exchange ratio, assuming the merger occurs and the exchange ratio was calculated as of March 31, 2018, CYS stockholders would receive approximately 75.7 million Two Harbors shares (representing approximately 30% of the Two Harbors’ total outstanding shares immediately following the merger), which, in combination with the cash consideration of $15,000,000, would value CYS at approximately $7.79 per share of common stock. This valuation represents a premium of approximately 17.7% above the closing price per share of CYS common stock on the New York Stock Exchange on April 25, 2018.

The actual exchange ratio for the merger will be publicly announced at least five business days prior to the required stockholder votes on the merger.

In connection with the merger, PRCM Advisers LLC, Two Harbors’ external manager, a subsidiary of Pine River Capital Management L.P., has agreed to reduce the base management fee it charges Two Harbors with respect to the additional equity under management resulting from the merger from 1.5% of Stockholders’ Equity on an annualized basis to 0.75% through the first anniversary of the closing of the merger. PRCM Advisers LLC will also make a one-time downward adjustment of $15,000,000 to the management fees payable by Two Harbors for the quarter in which the merger closes. PRCM Advisers has also agreed to a post-closing downward adjustment of up to $3.3 million to reimburse Two Harbors for certain transaction related expenses.

In addition to the above consideration, Two Harbors would assume the existing notional $75 million in CYS 7.75% Series A cumulative redeemable preferred stock and $200 million in CYS 7.50% Series B cumulative redeemable preferred stock.

Following the closing of the transaction, all senior management positions will continue to be led by Two Harbors’ personnel and Two Harbors Board of Directors will be expanded to include two additional independent directors from CYS Investments’ current board, James Stern and Karen Hammond.

The completion of the merger is subject to the satisfaction of certain customary conditions, and is subject to the approval of the stockholders of both Two Harbors and CYS. The companies expect the transaction to close in the third quarter of 2018.

“We are pleased to announce the acquisition of CYS Investments, which we believe represents a unique opportunity to create value for our stockholders,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “This transaction offers Two Harbors stockholders the opportunity to benefit from additional capital, supporting continued growth in our target assets, as well as an improved cost structure. The combination of the two companies also supports the potential for the premium valuation of a pro forma Two Harbors.”

“We are excited about the opportunity to merge with Two Harbors and believe that our stockholders will benefit from the increased scale, diversification and liquidity of the combined companies,” stated Kevin Grant, CYS Investments’ Chairman, Chief Executive Officer, President and Chief Investment Officer. “Two Harbors has a long history of being strong stewards of capital and we believe this transaction should enhance value for our stockholders over the long-term.”

JMP Securities LLC is serving as financial advisor, and Sidley Austin LLP is serving as legal advisor to Two Harbors. Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are serving as financial advisors, and Vinson & Elkins LLP is serving as legal advisor to CYS.

Additional Information about the Merger

This communication relates to the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of April 25, 2018, by and among Two Harbors, Eiger Merger Subsidiary LLC and CYS. In connection with the proposed merger, Two Harbors expects to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Two Harbors and CYS that also constitutes a prospectus of Two Harbors (the “joint proxy statement/prospectus”) which joint proxy statement/prospectus will be mailed or otherwise disseminated to Two Harbors stockholders and CYS stockholders when it becomes available. Two Harbors and CYS also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents (if and when they become available) filed by Two Harbors and CYS with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Two Harbors with the SEC will be available free of charge on Two Harbors’ website at www.twoharborsinvestment.com or by emailing Two Harbors’ Investor Relations at investors@twoharborsinvestment.com or at (612) 629-2500. Copies of the documents filed by CYS with the SEC will be available free of charge on CYS’s website at www.cysinv.com or by contacting CYS Investor Relations at ir@cysinv.com or at (617) 639-0440.

Participants in Solicitation Relating to the Merger

Two Harbors, CYS and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Two Harbors and CYS stockholders in respect of the proposed merger. Information regarding the Two Harbors directors and executive officers can be found in Two Harbors definitive proxy statement filed with the SEC on March 29, 2018 and the Two Harbors’ most recent Annual Report filed on Form 10-K on February 27, 2018.

Information regarding the CYS directors and executive officers can be found in CYS definitive proxy statement filed with the SEC on March 29, 2018 and CYS’s most recent Annual Report filed on Form 10-K on February 15, 2018.

Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Two Harbors or CYS, as applicable, using the sources indicated above.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, and may include, but are not limited to, statements about the anticipated benefits of the proposed merger between Two Harbors and CYS, including future financial and operating results, the attractiveness of the value to be received by CYS stockholders, the attractiveness of the value to be received by Two Harbors, the combined company’s plans, objectives, expectations and intentions, the timing of future events, anticipated administrative and operating synergies, the anticipated impact of the merger on net debt ratios, cost of capital, future dividend payment rates, forecasts of earnings or performance measures, expected sources of financing, and descriptions relating to these expectations. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to expected synergies, improved liquidity and balance sheet strength—are forward-looking statements. Pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Two Harbors and CYS’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although Two Harbors and CYS believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the companies can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Two Harbors nor CYS undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is discussed in reports filed with the SEC by Two Harbors and CYS from time to time, including those discussed under the heading “Risk Factors”

in their respective most recently filed reports on Forms 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All subsequent written and oral forward-looking statements concerning Two Harbors or CYS or matters attributable to Two Harbors or CYS or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Two Harbors nor CYS assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

About Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

About CYS Investments, Inc.

CYS Investments, Inc. is a specialty finance company that invests on a leveraged basis primarily in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. The Company has elected to be taxed as a real estate investment trust for federal income tax purposes.

Contacts

For Two Harbors:

Margaret Field, Investor Relations, Two Harbors Investment Corp., 212-364-3663, margaret.field@twoharborsinvestment.com.

For CYS Investments:

Richard E. Cleary, Chief Operating Officer, CYS Investments, Inc., 617-639-0440, ir@cysinv.com.